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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2003

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DYAX CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3053198
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification Number)

300 Technology Square
Cambridge, Massachusetts 02139
(617) 225-2500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Henry E. Blair
President and Chief Executive Officer
Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139
(617) 225-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Nathaniel S. Gardiner, Esq.
Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☒ 333-107030

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, $.01 par value per share(1)	955,864	$7.93	$7,580,001.52	$614.00

(1)
Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act based on the public offering price of $7.93 per share.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed with respect to the registration of additional shares of common stock, $.01 par value per share, of Dyax Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-107030) are incorporated in this registration statement by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, Massachusetts, on December 30, 2003.

DYAX CORP.
By:	/s/ HENRY E. BLAIR Henry E. Blair President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Dyax Corp., hereby severally constitute and appoint Henry E. Blair, Stephen S. Galliker and Nathaniel S. Gardiner, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/s/ HENRY E. BLAIR Henry E. Blair	President, Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)	December 30, 2003
/s/ STEPHEN S. GALLIKER Stephen S. Galliker	Executive Vice President of Finance and Administration and Chief Financial Officer (Principal Financial Officer)	December 30, 2003
/s/ GREGORY D. PHELPS Gregory D. Phelps	Director	December 30, 2003
Constantine E. Anagnostopoulos	Director	December 30, 2003
/s/ JAMES W. FORDYCE James W. Fordyce	Director	December 30, 2003

Thomas L. Kempner	Director	December 30, 2003
Henry R. Lewis	Director	December 30, 2003
/s/ JOHN W. LITTLECHILD John W. Littlechild	Director	December 30, 2003
Susan Bayh	Director	December 30, 2003
/s/ DAVID J. MCLACHLAN David J. McLachlan	Director	December 30, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit
5	Opinion of Palmer & Dodge LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2	Consent of Palmer & Dodge LLP. Included in its opinion filed as Exhibit 5.
24	Power of Attorney. Included on the signature page of this Registration Statement.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX